EXHIBIT 10.33
EXACT SCIENCES CORPORATION
EQUITY AWARD DEATH, DISABILITY AND RETIREMENT POLICY
1.Introduction. This Equity Award Death, Disability and Retirement Policy, as amended (the “Policy”), specifies the treatment of each outstanding equity award (an “Equity Award”) granted by Exact Sciences Corporation, a Delaware corporation (including any successor thereto, the “Company”), in the event of the Death, Disability or Retirement (each as defined below) of the original grantee of such Equity Award (the “Grantee”). This Policy does not apply to (a) an Equity Award granted to an individual or entity in such individual’s or entity’s capacity as a non-employee service provider of the Company or a Subsidiary (as defined below), (b) an Equity Award held by an individual or entity other than the Grantee, or (c) an Equity Award granted under the Exact Sciences Corporation 2010 Employee Stock Purchase Plan, as may be amended or replaced (“ESPP”), regardless of whether such Equity Award was granted under the component of the ESPP intended to constitute an “employee stock purchase plan” under Section 423 of the Code (as defined below) or under the component of the ESPP that does not qualify as an “employee stock purchase plan” under Section 423 of the Code.
2.Effectiveness; Amendment; Termination. This Policy initially became effective on February 17, 2023 (the “Effective Date”) and was amended on October 25, 2023, and, as amended, applies to Equity Awards granted before, on or after such amendment date. The Company’s Board of Directors (or a duly delegated committee thereof) may, at any time and from time to time, amend, suspend, or terminate the Policy. Upon termination, the Policy will continue to apply to Equity Awards granted prior to such termination. No amendment, suspension, or termination of the Policy will, without the consent of a Grantee, materially impair the rights of, or obligations to, such Grantee with respect to an Equity Award granted prior to such amendment, suspension or termination. This Policy will be binding upon the Company’s successors and assigns.
3.Definitions. For purposes of this Policy:
a.“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.
b.“Death” means the termination of a Grantee’s Service as a result of such Grantee’s death, as established by such Grantee’s death certificate.
c.“Disability” means a termination of a Grantee’s Service by the Company or a Subsidiary (i) as a result of such Grantee’s “disability,” if such term or term of similar import is defined in the applicable Grantee’s then-effective employment agreement or offer letter, and for all other Grantees, (ii) as a result of a determination by the Company’s group long-term disability plan carrier that the applicable Grantee has incurred a “disability,” as such term or term of similar import is defined in the Company’s group long-term disability plan, as may be amended from time to time, or (iii) for Grantees who are non-employee Service Providers at the time of such termination, following a determination by the Social Security Administration that such person has incurred a “disability,” provided that such non-employee Service Provider provides proof of such determination in a form satisfactory to the Company. Notwithstanding the foregoing, for Grantees whose primary work location is outside the United States, “disability” means a termination of such Grantee’s Service by the Company or a Subsidiary if: (i) at the time of termination, such Grantee is receiving disability benefits for a complete disability or such Grantee has been expressly determined to be completely disabled and eligible to receive benefits for a complete disability under applicable law, and (ii) the termination was a result of the complete disability.
d.“Equity Award” means a grant of an option, stock appreciation right, restricted stock, restricted stock unit, or other stock-based award.
e.“Retirement” means a termination of a Grantee’s Service voluntarily by the Grantee if such termination becomes effective on or after the date:

i.For a Grantee who holds a title of Vice President or below at the time of such resignation (as determined by the Company in its sole discretion), such Grantee attains age 55 and completes of 15 Years of Service (as defined below); and
ii.For a Grantee who holds a title above Vice President at the time of such resignation (as determined by the Company in its sole discretion), the Grantee: (1) attains age 55 and completes of 15 Years of Service or (2) attains age 60 and completes 10 Years of Service.
f.“Service” means service as a Service Provider to the Company or a Subsidiary. Unless otherwise stated in the award agreement corresponding to an Equity Award, then, with respect to such Equity Award, the corresponding Grantee’s change in position or duties will not result in terminated Service for purposes of determining Years of Service hereunder, so long as such Grantee continues to be a Service Provider to the Company or a Subsidiary following such change.
g.“Service Provider” means an employee, consultant or advisor of the Company or a Subsidiary, or a non-employee member of the Company’s Board of Directors, in each case who is paid compensation for such service directly by the Company or a Subsidiary.
h.“Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.
i.“Years of Service” means the total number of whole years of Service (rounded down) since a Grantee’s original date of Service with the Company or its Subsidiaries (as determined by the Company in its sole discretion and excluding Service prior to becoming an employee of the Company or its Subsidiaries). For this purpose, if such Grantee’s Service with the Company and its Subsidiaries previously terminated and such Grantee recommenced Service with the Company or its Subsidiaries more than one year after the termination date, the period of such previous Service will not count as Years of Service. If such Grantee’s Service with the Company and its Subsidiaries previously terminated and such Grantee recommenced Service with the Company or its Subsidiaries within one year or less of the termination date, the period of such previous Service will count as Years of Service. For Subsidiaries acquired by the Company, only employees of such Subsidiary who were employed on the date of the closing of the acquisition of such Subsidiary will be given credit for Years of Service with such Subsidiary prior to the date of such closing.
4.Retirement Benefits.
a.Advance Notice; Application. A Grantee will incur a Retirement for purposes of this Policy only if such Grantee delivers to the Company advance written notice of such Grantee’s voluntary termination of Service giving rise to such Retirement in accordance with this Section 4(a). For a Grantee who holds a title below Vice President at the time such notice is delivered to the Company, such notice must be delivered to the Company at least 2 months before such termination of Service. For a Grantee who holds a title of Vice President or above at the time such notice is delivered to the Company, such notice must be delivered to the Company at least 6 months before such termination of Service. The Retirement benefits under this Policy will apply to an Equity Award only if such Equity Award is granted at least 6 months prior to the date the notice described in this Section 4(a) is delivered to the Company. Notice may be provided in advance of the Retirement eligibility date, as long as the Grantee reaches Retirement eligibility by the termination date provided in the notice. For purposes of Sections 4(b) through (d) and Sections (5)(a) through (c), if, at the time of the termination of a Grantee’s Service, such Grantee is a non-employee member of the Company’s Board of Directors, such Grantee’s position shall be considered the equivalent of Executive Vice President.
b.Time-Based Equity Awards. With respect to an Equity Award held by a Grantee for which vesting is not contingent on the achievement of one or more performance goals (a “Time-Based Equity Award”), upon the Retirement of such Grantee:

i.If such Grantee holds a title below Vice President at such time (as determined by the Company in its sole discretion), the portion of such Equity Award scheduled to vest during the 2-year period following such Retirement will: (1) if such Equity Award is granted prior to the Effective Date, continue to vest as if such Grantee had not Retired and (2) if such Equity Award is granted on or after the Effective Date, become fully vested;
ii.If such Grantee holds the title of Vice President at such time (as determined by the Company in its sole discretion), such Equity Award will continue to vest for 2 years following the date of such Retirement as if such Grantee had not Retired;
iii.If such Grantee holds the title of Senior Vice President at such time (as determined by the Company in its sole discretion), such Equity Award will continue to vest for 3 years following the date of such Retirement as if such Grantee had not Retired; and
iv.If such Grantee holds the title of Executive Vice President or the equivalent or above at such time (as determined by the Company in its sole discretion), such Equity Award will continue to vest for 4 years following the date of such Retirement as if such Grantee had not Retired (or, if earlier, through the last vesting date of such Equity Award).
c.Performance-Based Equity Awards. With respect to an Equity Award held by a Grantee for which vesting is contingent on the achievement of continued service and one or more performance goals (a “Performance-Based Equity Award”), upon the Retirement of such Grantee, provided that at least 2/3rd of the performance period applicable to such Performance-Based Equity Award have elapsed on or prior to such Retirement, such Equity Award will remain outstanding and: (1) the performance goal(s) applicable to such Equity Award will be measured, and such Equity Award will correspondingly be determined performance-vested, if at all, based on such measurements, as if such Retirement had not occurred and (2) a prorated portion of such Equity Award that becomes performance-vested pursuant to the preceding clause (1) will, following such measurement and determination, immediately time-vest and accordingly become fully vested. Such proration will be based on the number of whole calendar days, rounded down, that elapsed in the performance period corresponding to such Equity Award through the date of such Retirement, divided by the number of calendar days in such performance period. With respect to a Performance-Based Equity Award held by a Grantee, if, on or prior to the Retirement of such Grantee, at least 2/3rd of the performance period applicable to such Performance-Based Equity Award has not elapsed, such Equity Award will be forfeited immediately upon such Retirement.
d.Stock Options.
i.With respect only to a stock option Equity Award granted on or after the Effective Date, upon the Retirement of the Grantee holding such Equity Award, if such Grantee holds the title of Vice President or below at such time (as determined by the Company in its sole discretion), the post-termination exercise period relating to such Retirement will be 1 year after the last vesting date applicable to such Equity Award, or, if earlier, the original expiration date of such Equity Award; and
ii.With respect only to a stock option Equity Award granted on or after the Effective Date, upon the Retirement of the Grantee holding such Equity Award, if such Grantee holds the title of Senior Vice President or above at such time (as determined by the Company in its sole discretion), the post-termination exercise period relating to such Retirement will be 2 years after the last vesting date applicable to such Equity Award, or, if earlier, the original expiration date of such Equity Award.

e.Restrictive Covenants. The Retirement benefits set forth above for an Equity Award will be contingent on the compliance, by the Grantee holding such Equity Award, with any confidentiality, non-competition, non-solicitation or similar obligations in favor of the Company or its Subsidiaries.
5.Death and Disability Benefits.
a.Time-Based Equity Awards.
i.With respect to a Time-Based Equity Award held by a Grantee, upon the Death of such Grantee, or upon the death of such Grantee following Retirement, such Equity Award will become fully vested.
ii.With respect to a Time-Based Equity Award held by a Grantee, upon the Disability of such Grantee, if such Grantee holds the title of Executive Vice President or the equivalent or above at such time (as determined by the Company in its sole discretion), such Equity Award will become fully vested.
iii.With respect to a Time-Based Equity Award held by a Grantee, upon the Disability of such Grantee, if such Grantee holds a title below Executive Vice President or the equivalent at such time (as determined by the Company in its sole discretion) such Equity Award will: (1) if such Equity Award is granted prior to the Effective Date, continue to vest as if such Grantee had not become Disabled and (2) if such Equity Award is granted on or after the Effective Date, become fully vested.
b.Performance-Based Equity Awards.
i.With respect to a Performance-Based Equity Award held by a Grantee, upon the Death, Disability, or death following the Retirement of such Grantee who holds the title of Executive Vice President or the equivalent or below at such time (as determined by the Company in its sole discretion), such Equity Award will remain outstanding and: (1) the performance goal(s) applicable to such Equity Award will be measured, and such Equity Award will correspondingly be determined performance-vested, if at all, based on such measurements, as if such Death, Disability or death had not occurred and (2) a prorated portion of such Equity Award that becomes performance-vested pursuant to the preceding clause (1) will, following such measurement and determination, immediately time-vest and accordingly become fully vested. Such proration will be based on the number of whole calendar days, rounded down, that elapsed in the performance period corresponding to such Equity Award through the date of such Death, Disability or death, divided by the number of calendar days in such performance period.
ii.With respect to a Performance-Based Equity Award held by the Grantee who is the Chief Executive Officer of the Company at the time of his or her Death, Disability or death following his or her Retirement, upon such Death, Disability or death, such Equity Award will remain outstanding and: (1) the performance goal(s) applicable to such Equity Award will be measured, and such Equity Award will correspondingly be determined performance-vested, if at all, based on such measurements, as if such Death, Disability or death had not occurred and (2) the portion of such Equity Award that becomes performance-vested pursuant to the preceding clause (1) will, following such measurement and determination, immediately time-vest and accordingly become fully vested.
c.Stock Options.
i.With respect only to a stock option Equity Award granted on or after the Effective Date, upon the Death or Disability of the Grantee holding such Equity Award, if such Grantee holds the title of Vice President or below at such time (as determined by the Company in its sole discretion), the post-termination exercise period relating to such Death or Disability will be 1 year after the last vesting date applicable to such Equity Award, or, if earlier, the original expiration date of such Equity Award; and
ii.With respect only to a stock option Equity Award granted on or after the Effective Date, upon the Death or Disability of the Grantee holding such Equity Award, if such Grantee holds the title above Vice President at such time (as determined by the Company in its sole discretion), the post-termination exercise period relating to such Death or Disability will be 2 years after the last vesting date applicable to such Equity Award, or, if earlier, the original expiration date of such Equity Award).
6.Section 409A.
a.If Section 409A of the Code (“Section 409A”), is applicable to an Equity Award, the treatment of such Equity Award under this Policy is intended to comply with Section 409A. Without limiting the generality of the foregoing, if Section 409A is applicable to an Equity Award: (1) any payment provided under this Policy to the Grantee of such Equity Award as a result of such Grantee’s termination of employment will, if such Grantee is a “specified employee” within the meaning of Section 409A at the time of such termination, be delayed until the first business day after the 6-month period following such termination (or, if earlier, until Death), to the extent necessary to comply with Section 409A; (2) any payment or benefit subject to such Grantee’s execution and non-revocation of a release of claims, if such execution and non-revocation could be made in more than one taxable year of such Grantee, will be made in the later taxable year; and (3) all references herein to “termination date” or “termination of employment” or any term of such import will mean “separation from service” within the meaning of Section 409A(a)(2)(A)(i). For purposes of Section 409A, any right to a series of payments under this Policy will be treated as a right to a series of separate payments. Notwithstanding Section 2, this Policy may be amended from time, without Grantee consent, as the Company may determine to be necessary or appropriate in order to be exempt from the application of, or to comply with, Section 409A. The Company makes no representation or warranty regarding the treatment of this Plan or the benefits payable under this Plan or any Award Agreement under federal, state or local income tax laws, including Section 409A.
7.No Change to Existing Terms and Conditions. Except as otherwise expressly provided in this Policy, the terms and conditions applicable to an Equity Award outside of this Policy, including the terms and conditions of the equity plan governing such Equity Award, the award agreement evidencing such Equity Award, and a Grantee’s employment agreement or offer letter, will continue to apply to such Equity Award, provided that in the event of any conflict between this Policy and such terms and conditions, this Policy will govern to the extent it provides for more favorable treatment to the Grantee with respect to the Grantee’s Equity Awards upon the Grantee’s Death, Disability or Retirement. This Policy may not be construed to prevent the forfeiture or divestiture of any Equity Award if otherwise contemplated under the terms and conditions applicable to such Equity Award, including under any restrictive covenant agreement or clawback policy applicable to such Equity Award.
8.Payroll Taxes. In the event the Company or a Subsidiary is required to withhold any federal, state, or local employment taxes, payroll taxes or other similar withholding amounts prior to the settlement of an Equity Award that is subject to Section 409A of the Code, then the person holding such award may not elect the method by which the Company or such Subsidiary implements such withholding.
9.Governing Law. This Policy will be governed by and construed in accordance with the laws of the State of Wisconsin without giving effect to the principles of conflicts of law, provided that the provisions set forth herein that are required to be governed by the Delaware General Corporation Law will be governed by such law.